Report of Independent Registered Public Accounting Firm

The Board of Trustees
and Shareholders of
The Advisors Inner Circle Fund:

In planning and performing our audits of the financial statements of Japan Smaller Companies
Fund, HGK Equity Value Fund, Haverford Quality
Growth Stock Fund, AIG Money Market Fund, FMC Select
Fund, FMC Strategic Value Fund, LSV Value Equity
Fund, Toews S&P 500 Hedged Index Fund, Toews Nasdaq-
100 Hedged Index Fund, Synovus Large Cap Core Equity
Fund, Synovus Mid Cap Value Fund, Synovus
Intermediate-Term Bond Fund, Synovus Georgia
Municipal Bond Fund, Commerce Capital Government
Money Market Fund, Commerce Capital Treasury
Obligations Money Market Fund, Sterling Capital
Balanced Fund, Sterling Capital Small Cap Value
Fund, CB Core Equity Fund, Chartwell Small Cap Value
Fund, and Chartwell U.S. Equity Fund, twenty of the forty-three funds constituting The Advisors Inner
Circle Fund, as of and for the year ended October
31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Advisors Inner Circle
Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of The Advisors Inner Circle Fund is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Advisors Inner Circle Funds
internal control over financial reporting was for the
limited purpose described in the first paragraph and
would not necessarily disclose all deficiencies in
internal control that might be significant deficiencies
or material weaknesses under standards established by
the Public Company Accounting Oversight Board (United
States).    However, we noted no deficiencies in the
Advisors Inner Circle Funds internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of October 31, 2005.

This report is intended solely for the information and use of management and the Shareholders and the Board of Trustees of The Advisors Inner Circle Fund and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Philadelphia, Pennsylvania
December 22, 2005